Exhibit 5(a)

February 13, 2007

PacifiCorp
825 NE Multnomah Street
Portland, Oregon 97232

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to PacifiCorp, an Oregon corporation (the “Company”), in connection with a registration statement on Form S-3 (333-                    ) filed with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”) and the rules and regulations promulgated thereunder (the “Rules”) (the “Registration Statement”), for the registration of the sale by the Company of up to $800,000,000 maximum aggregate offering price of debt securities of the Company, in the form of either First Mortgage Bonds (the “First Mortgage Bonds”) or unsecured debt securities (the “Unsecured Debt Securities” and, collectively with the First Mortgage Bonds, the “Securities”).

We understand that the Securities will be sold or delivered from time to time as set forth in the Registration Statement, the applicable prospectus contained therein (“Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).  Any First Mortgage Bonds will be issued in one or more series pursuant to the Mortgage and Deed of Trust, dated as of January 9, 1989, between the Company and The Bank of New York, as successor Trustee, as amended and supplemented (the “Mortgage”), and any Unsecured Debt Securities will be issued in one or more series pursuant to an indenture (the “Indenture”) entered into between the Company and The Bank of New York, as Trustee, as amended and supplemented, or another bank or trust company to be named as trustee (the “Unsecured Indenture”).  The Mortgage and each Unsecured Indenture are in the forms filed as exhibits to the Registration Statement.

In our capacity as counsel to the Company we have examined (a) the Registration Statement, (b) the Mortgage, (c) each Unsecured Indenture filed as exhibits to the Registration Statement and (d) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions expressed below.  In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement and such other documents, agreements and instruments.

For purposes of the opinions expressed below, we also assume that (a) the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act, (b) the Company and the Trustee shall have complied with the terms and conditions of the Mortgage or the Unsecured Indenture, as applicable, regarding the creation, authentication and delivery of any supplemental indenture to the Mortgage or the Unsecured Indenture, (c) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby, (d) all Securities shall be issued and sold in compliance with applicable federal, state and foreign securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and (e) the Mortgage and each Unsecured Indenture have been duly authorized, executed and delivered by the Company and the Trustee party thereto.

Based on and subject to the foregoing and the other assumptions, exclusions and qualifications in this letter, we are of the opinion that when (a) the Securities have been duly authorized, (b) the final terms of the Securities have been duly established and approved, and (c) the Securities have been duly executed by the Company and authenticated by the applicable Trustee in accordance with the Mortgage or the Unsecured Indenture, as applicable, and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Mortgage or the Unsecured Indenture, as applicable.

The opinions expressed above are subject to the following exclusions and qualifications:

a.             Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.  We disavow any undertaking to advise you of any changes in law.

b.             We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law, or (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

c.             We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Oregon, the State of New York and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.

Very truly yours,

/s/ Perkins Coie LLP

PERKINS COIE LLP